UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 03, 2008

INDIEMV MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52492                                                 98-0461476
(Commission File Number)                                  (I.R.S. Employer
                                                                  Identification No.)

220-425 Carrall Street, Vancouver, British Columbia, Canada  V6B 6E3,
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code: 778-737-8228

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers.

On February 21, 2008, the Company appointed Tim Flanagan to serve as its Chief Financial Officer and Principal Financial and Accounting Officer.  Mr. Flanagan has served as Chief Financial Officer of the Company’s British Columbia subsidiary since March 2007, which was acquired by us on December 24, 2007.  Prior to his employment with the Company’s subsidiary, Tim was employed as Senior Vice President of Finance and Administration at International Creative Management (ICM), A  full service talent agency where he was employed from March 1990 though November 2006 in various financial management and administrative capacities.  Tim was previously employed in a variety of financial positions within the New York Times Corporation and began his career practicing public accounting with Ernst and Young.  Tim has a MBA in Taxation from St. John’s University and a BA degree in Accounting from St Bonaventure University.  He is a Certified Public Accountant.

Mr. Flanagan has an employment contract currently in place with the Company’s subsidiary that provides a monthly salary of $16,000.  The agreement provides severance of one year’s salary in the event of termination of his employment by the subsidiary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 3, 2008                                                   IndieMV Media Group, Inc.

                                                                                          By:  /s/ Ricardo E. Khayatte, Jr.
                                                                                                 Ricardo E. Khayatte, Jr.

 President and CEO